EXHIBIT 23.6


RP FINANCIAL, LC.
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Financial Services Industry Consultants



                          CONSENT OF RP FINANCIAL, LC.





                                        October 2, 2002



         We consent to (1) the inclusion of RP Financial's opinion letter, dated October 2, 2002, to the Board of Directors of PFSB Bancorp, Inc., in the Proxy Statement-Prospectus, dated October 2, 2002, (2) the reference to RP Financial in such Proxy Statement-Prospectus, and (3) the summary of RP Financial's opinion in the Proxy Statement-Prospectus under the caption "The Merger - Opinion of PFSB's Financial Advisor".

                                        Sincerely,

                                        RP FINANCIAL, LC.



                                        /s/ Ronald S. Riggins
                                        Ronald S. Riggins
                                        President & Managing Director









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